EXHIBIT 10.10

Contract No: Cooperation Contract of National Operation Center of Yunguhui Group

Cooperation Contract of National

Operation Center of Yunguhui

Group

Anhui Yunguhui Network Technology Limited

_____, 2018

Page 1 of 10

Cooperation Contract of National Operation Center of

Yunguhui Group

Party A: Anhui Yunguhui Network Technology Limited

Legal representative: Jiang Yusheng

Domicile: No.99 Shengli Road, Anqing City, Anhui

Tel: ______

Party B: ___________

Legal representative: ______

Domicile: _______

Tel: ____

Whereas:

1. Party A is a new platform operated by “Yunguhui”. It is committed to bringing together resources of instructors, talents, investment and financing, and solving problems such as difficulties in corporate financing, knowledge leveraging and talents employment, etc. It is planned to establish 100 operation centers across the country within three (3) years by combining online and offline operations, thereby providing the comprehensive and professional services and information sharing for enterprises.

2. Party B is a limited company legally registered and validly existing upon the approval of the industrial and commercial administrative department, and enjoys good local government and enterprise resources. It has a good will to develop together with Party A via “Yunguhui” platform.

Chapter I Objectives of Cooperation

Article 1 Party A and Party B have, based on the principles of voluntariness, equality, fairness, honesty, mutual benefit and consensus, reached the following cooperation agreements in accordance with the Contract Law of the People's Republic of China and other relevant laws and regulations with respect to the integration of their superior resources and carrying out long-term stable and complementary cooperation through “Yunguhui” platform.

Page 2 of 10

Chapter II Content of Cooperation

Article 2 Party A legally owns the brand and registered trademarks of “Yunguhui”. Party A hereby authorizes Party B the right to use the brand of the entity channel in the Territory agreed herein in accordance with the Contract, and authorizes Party B to use all of Party A’s management resources, including but not limited to the registered trademarks, business model, business philosophy, specifications and standards

Article 3 Both parties are obliged to continuously promote the trademarks and brand of “Yunguhui”. Party A shall formulate the annual publicity plan for the trademark and brand, and shall provide Party B with information such as the brochure required for publicity.

Article 4 Party B shall implement the publicity plan for the trademarks and brand as formulated by Party A, implement the publicity work required by Party A, publicize the trademarks and brand of Party A in the Territory, and maintain the image of Party A's trademarks and brand.

Article 5 Party A is responsible for the R&D and innovation of “Yunguhui” products and services, while Party B shall promote the identified products and services of Party A in accordance with Party A's requirements. (For details, please refer to the promotion plans of products and services)

Article 6 Party A may, at the request of Party B, send a team of experts and a service team to provide product introduction and technical consulting to Party B's intended customers based on the cooperation relationship. The two parties shall actively cooperate to facilitate the purchase of products and services of Party B's customers.

Chapter III Term of Cooperation

Article 7 The term of cooperation for this Contract is ___ year(s), from_____to _______

Article 8 If Party B requires to renew this Contract, it shall submit a written application to Party A at least three (3) months prior to the expiration of this Contract, and re-sign the cooperation contract upon consent of Party A.

Chapter IV Territory

Article 9 Party B shall open Party A's operation center in the ; Party B is not allowed opening any offices or branches related to the operation center in the Territory or in other regions. Where the business expansion requires, the application must be submitted and approved by Party A.

Article 10 Party B shall only have the right to sell products or provide services in the Territory. Where Party B is required to have qualifications in sales of products or service rendering by laws and regulations, Party B shall then have the corresponding business qualifications to ensure its legal operation.

Page 3 of 10

Chapter V Cooperation Costs

Article 11 Brand royalty and payment time

1. Party A shall provide Party B with the use right of “Yunguhui” brand, and Party B shall pay Party A a total of RMB________ yuan (in capital: RMB ______Yuan Only).as the brand royalty.

2. Payment time

2.1 Party B shall pay Party A thirty percent (30%) of the brand royalty to Party A within three (3) days from the effective date of this Contract, totaling RMB______ yuan (in capital: _______ Yuan Only);

2.2 Party B shall pay Party A forth percent (40%) of the brand royalty within seven (7) working days from the date of completion of the decoration of Party B's operation center and written approval of Party A after acceptance, totaling RMB ______ yuan (in capital: ______ Yuan Only);

2.3 Party B shall pay Party A the rest thirty percent (30%) of the brand royalty within seven (7) working days after three (3) months from the authorized opening of Party B's operation center, totaling RMB ______ yuan (in capital: Yuan Only);

Article 12 If Party B fails to pay the cooperation costs according to the Contract within the time limit stipulated herein with the delays of more than ten (10) working days, Party A shall have the right to terminate this Contract, and not to return the brand royalty and performance security that have already been paid by Party B.

Article 13 Party B shall make a one-off payment of RMB ________ yuan (in capital: ______Yuan Only) as a performance security to Party A on the effective date of this Contract to ensure the complete and proper fulfillment of the Contract. Party A shall issue a receipt to Party B upon receiving the security.

Article 14 Party A shall have the priority to deduct the expense payables that are failed to be paid from Party B from such security, and Party B shall be liable for breach of contract. Party B shall make up within five (5) days after receiving the written notice from Party A for the insufficient portion of the security caused therefrom, otherwise Party A has the right to terminate this Contract.

Article 15 If the term of cooperation agreed in this Contract expires or the Contract is terminated earlier for any reason, and Party B has not breached the contractual obligations as stipulated herein and it does not intends to continue cooperation, Party B shall submit the written application materials for terminating this Cooperation Contract within three (3) days. Party A shall, after confirming that Party B has stopped to use all of the “Yunguhui” brand and related services, return the security to Party B in one time within thirty (30) days after making all payments owing to Party B hereunder.

Page 4 of 10

Article 16 The customers of Party B acquired from the cooperation during the term of the Contract shall sign the relevant contracts with Party A. The expenses shall be paid to the account designated by Party A in a uniform way. Party B has no right to sign contracts with the customers in its name and is not entitled to charge from customers. For details of the benefits sharing with Party B and payment time after collecting charges by Party A, refer to the Service Commission Policy of Yunguhui Group Limited Party A shall share the intercepting service profits according to the brand use levels in Party B’s area within 30 days after Party A collects charges, accounts and pays taxes. The shares are respectively 50%, 40% and 30% for provincial, city and county centers.

Article 17 Party B shall, in accordance with this Contract, remit the above-mentioned funds into the account designated by Party A.

Party A’s account name:

Bank Name:

Account No.:

Article 18 Party A shall issue a special VAT invoice to Party B within ten (10) days after receiving the cooperation costs paid by Party B.

Chapter VI Rights and Obligations

Article 19 Party A’s rights and obligations

19.1 Party A has the right to supervise and guide Party B's works at any time, and give advices if Party B violates the laws, regulations as well as Party A's policies.

19.2 Party A has the right to charge Party B in accordance with this Contract.

19.3 Party A will be responsible for coordinating with Party B to carry out related business and provide Party B with proper support as stipulated herein.

19.4 Party A shall make payment to Party B based on the agreed time and method, with no overdue payment.

19.5 During the term of this Contract, Party A shall ensure the validity of the registered trademark and handle the renewal procedures of the registered trademark in time.

19.6 Party A shall appoint a special person to be responsible for the docking work of Party B's operation center, and provide Party B with the contact method of such person. Party B shall be promptly notified in writing if there’re changes in person and contact method.

Article 20 Party B’s rights and obligations

20.1 Party B shall strictly abide by the Contract and its annexes.

20.2 Party B shall legally use Party A's registered trademark within the scope stipulated in the Contract and its annex, and shall not use Party A's registered trademark for any other purpose.

20.3 When there is a major change in Party B, such as replacement of legal representative, increase and decrease of registered capital, or the equity transfer, Party A must be notified in writing fifteen (15) days in advance.

20.4 Party B shall not arbitrarily change the business premises, registered address and scope of business. If such changes are necessary, Party A's written permission must be obtained in advance.

Page 5 of 10

20.5 Party B shall not promote products and services that are the same or similar to those of Party A's products and services.

20.6 Party B shall, during the term of this Contract, promptly disclose to Party A the litigation or arbitration involved and other information that has significant impact on Party A.

20.7 Where Party B intends to conduct the publicity, promotion and business activities other than the ways of publicity required by Party A, it shall only carry out such activities after sending a prior written requests to Party A and being approved by Party A in writing.

20.8

20.9 Party B shall actively recommend Party A's products and services to its customers, while maintain the reputation of Party A and its products and services. Party B shall not undermine the reputation of Party A and its products and services in any form.

20.10 The customer information collected by Party B during the sales process (including customer information, i.e. the customer's name, ID card number, contact information, etc.; and the customer's evaluation and comments on Party A's products) shall be provided to Party A in a timely manner, and the relevant customer profiles shall be recorded.

20.11 Party B shall agree with Party A's marketing model and business philosophy, and promptly report to Party A the problems it encountered in the sales and service process, so that Party A can improve the product and service system and enhance the brand image of “Yunguhui”.

20.12 In the course of sales and service, Party B shall firstly deal with the complaints raised by customers on the qualities of products and services, and immediately notify Party A to minimize Party A's losses and adverse effects.

20.13 To promote the standardization and legal operation of the company, to prevent, control and solve the business and legal risks occurred during company's operation and management process, and to maintain the legal rights and interests of the company, Party A recommends Party B to have a legal knowledge background and legal staff with relevant practical experiences, or engage the professional lawyers to serve as the company's perennial legal counsel, or hire professional lawyers as project consultants in specific projects.

Chapter VII Commercial Secret Protection

Article 21 Party B is obligated to keep Party A's trade secrets (including, but not limited to pricing system, business model, training content, business information, financial information, customer information, etc.) confidential, and Party B shall not disclose any commercial secrets of Party to any third party without Party A’s prior written consent.

Article 22 Either Party shall not, with the written consent of the other party, disclose the Party A's commercial secrets, the contents or the performance of this Contract to any third persons, excepting for the information provided to their agents for the production, signing and performance of this Contract, or such information that has been made publicly available by other means or to be disclosed as required by laws.

Page 6 of 10

Article 23 Party B’s obligation of confidential shall also apply to its employees, agents and consultants, which shall also be obligated to keep the above information confidential. Party B shall define the confidentiality obligations and responsibilities of those personnel in relevant legal documents such as labor contracts, agency contracts and consultant contracts.

Article 24 Party B shall always be obliged to keep confidential during the term of this Contract and upon the termination of this Contract for any reason. Party B shall be liable for the breach of contract if it discloses the confidential information to any third party in writing or orally without the written consent of Party A.

Article 25 Any behavior that provides confidential information to a third party, directly or indirectly, orally or in writing, without the written consent of Party A or not for the purpose of performance of its duties and obligations hereunder, is a breach of confidentiality. Party B shall pay Party A the liquidated damages of RMB 500,000, and, if the liquidated damages are insufficient to cover Party A’s losses, Party B shall also compensate Party A for losses.

Chapter VIII Non-Competition

Article 26 Party B shall not operate or cooperate with others or invest in the same or similar business as this Contract within ________ year(s) upon the expiration of this Contract or the early termination of this Contract caused by any reason, otherwise Party A has the right to require Party B to pay a liquidated damages of RMB 500,000. If such liquidated damages are insufficient to make up for Party A’s losses, Party B shall also compensate Party A for losses.

Article 27 The Party B’s legal representative, controlling shareholder, actual controller, and the senior management and other personnel who have the obligation to keep confidentiality shall not work for the enterprises or other organizations that have the same or similar business as this Contract in both full-time and part-time manners during the contract period, or after the stipulated agency period expires or within two (2) years upon the early termination of this Contract for any reason. Party B shall sign the non- competition agreement with relevant personnel.

Page 7 of 10

Chapter IX Modification or Termination of the Contract

Article 28 After the signing of this Contract, the parties hereto may, through negotiation, change or supplement the relevant terms of this Contract in writing.

Article 29 Party B may unilaterally terminate the Contract if Party A has one of the following behaviors:

29.1 The business license of Party A is revoked by the administrative organ due to illegal business operations.

29.2 The cooperation content agreed in the Contract can no longer be engaged due to reasons attributable to Party A.

Article 30 Party A may unilaterally terminate the Contract if Party B has one of the following behaviors:

30.1 Sell or provide competitive products or services without the prior written consent of Party A.

30.2 Failure to pay the relevant fees as stipulated in this Contract for more than ten (10) working days.

30.3 Change the business premises, registered address, scope of business, legal representative and shareholders without the written permission of Party A.

30.4 Failure to fulfill the provisions of annex to this Contract, and make no correction after a written opinion is issued by Party A.

30.5 Revocation of business license by the administrative organ due to illegal business operations.

30.6 Cooperate with the third-party organization without Party A’s written content, sign the contract with the customer and collect the service fees.

Article 31 In the event that the termination stipulated in Articles 29 and 30 occurs, the termination shall be deemed to be effective after five (5) working days from the date on which a party sends a notice of termination to the other party.

Chapter X Rights and Obligations after Termination

Article 32 After this Contract expires and no renewal is made by both parties or the Contract is terminated for any reason, all the rights granted by Party A to Party B shall be fully recovered, and Party B shall immediately stop using any registered trademarks and other marks related to the “Yunguhui” permitted by Party A, as well as any management resources of Party A.

Article 33 If Party B uses Party A's registered trademark as the trade name, it shall, within twenty (20) days after the termination of this Contract, complete the name change procedure with the registration authority.

Article 34 Party B shall return all items provided by Party A to Party B for the performance of this Contract within five (5) days from the date of termination of this Contract.

Page 8 of 10

Chapter XI Liability for Breach of Contract

Article 35 If either party violates this Contract, it shall be liable for breach of contract for any losses suffered by the other party.

Article 36 If Party B is failed to make payments hereunder timely, it shall pay Party A a penalty of 0.1% of the amount due.

Article 37 If Party A fails to settle the amount due to Party B according to the annex to this Contract, Party A shall pay Party B a penalty of 0.1% of the amount due.

Article 38 For any infringement or other economic losses caused to a third party due to Party B’s reason, Party B shall then be liable for making compensation. If Party A shall repay externally, it may claim compensation from Party B.

Article 39 Where Party B violates the provisions of Article 30.6, Party A is entitled to request Party B to pay all the profits to Party A, and also pay Party A a penalty of RMB 500,000.

Article 40 If Party B unilaterally terminates this Contract or causes the Contract to be terminated due to Party B's reasons, Party A shall have the right to confiscate the security paid by Party B. Party A has the right to request Party B to make additional compensation for any losses caused to Party A.

Article 41 After terminating this Contract, Party B shall stop to use the “Yunguhui” brand and related services on the date of termination. If Party B is found to breach the Contract by Party A, Party A may then request Party B to pay Party A the liquidated damages.

Article 42 If the Contract is terminated not due to reasons attributable to Party A and the Contract expires, Party B shall not request the returning of the cooperation costs that it has paid.

Chapter XII Notice

Article 43 All notices or communications sent by Party A and Party B hereunder shall be sent to the following addresses in writing or by e-mail:

Party A:	Address:
Contact:	Tel:
Email:
Party B:	Address:
Contact:	Tel:
Email:

Party A and Party B hereby guarantees the authenticity, availability and uniqueness of the above notification methods. Both parties undertakes that if one party needs to change the above content, it shall notify the other party three (3) working days in advance. The party shall assume the relevant liabilities for any losses and adverse consequences caused to the other party due to its failure to notify the other party in time.

The above address and e-mail address are the service addresses of the notices and court documents of both parties.

Page 9 of 10

Chapter XIII Disputes Resolution

Article 44 Any dispute arises during the performance of this Contract shall be settled through friendly negotiation between the two parties. If the negotiation fails, either party may have the right to apply to the Beijing Arbitration Commission for arbitration. The arbitral award is final.

Chapter XIV Miscellaneous

Article 45 This Contract is finalized through the repeated consultations between the two parties. Party A and Party B have capacities for civil conduct when signing this Contract, which means that there’re no circumstances affecting the Contract validity such as major misunderstanding, obvious unfairness, fraud, coercion or exploitation of other party's favorable position but with complete freedom.

Article 46 Party A and Party B have carefully read the full text of the Contract when signing it. Party A has, at the request of Party B, provided detailed explanations on the terms of this Contract. The parties hereunto fully understand the true meaning of each clause and know their rights, obligations and responsibilities.

Article 47 The annex hereto is an integral part of this Contract and has the same legal effect as this Contract.

Article 48 For any matters not covered herein, a supplementary agreement shall be signed by both parties through negotiation. The supplementary agreement shall have the same legal effect as this Contract. In the event of any inconsistency between the Supplementary Agreement and this Contract, the Supplementary Agreement shall prevail.

Article 49 This Contract is made in duplicate, with each party holding one copy. This

Contract shall become effective from the date of signature or seal by both parties.

Party A:	Party B:

Authorized representative:	Authorized representative:

Date:	Date:

Page 10 of 10